_____________________________________________________________

EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

_____________________________________________________________

ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

______________________________________________________________________________________________________

February 26, 2019

Nathan Kivi

Manager

HCo Cape May LLC

2100 Powers Ferry Road S.E., Suite 370

Atlanta, Georgia 30339

Re: HCo Cape May LLC

Dear Mr. Kivi:

In connection with the Regulation A offering of Non-Voting LLC Membership Shares for HCo Cape May LLC dated February 17, 2019, please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the Non-Voting LLC Membership Shares offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Washington DC Office     1440 G Street NW     Washington DC 20005

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar